Exhibit 6.10

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND IS THE TYPE OF INFORMATION THE COMPANY TREATS AS PRIVATE OR CONFIDENTIAL

DocuSign Envelope ID: XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX

UnionBank

AUTHORIZATION AGREEMENT FOR COMMERCIAL LOAN PAYMENT SERVICES
PREAUTHORIZED PAYMENTS

A. BORROWER AUTHORIZATION

The undersigned borrower, hereinafter called Borrower, hereby authorizes MUFG Union Bank, N.A. ("Union Bank") to repay the obligations of Borrower identified below by initiating debit entries from the accounts and in the manner selected below in Section B.

BORROWER NAME SALEEN AUTOMOTIVE INC	CUSTOMER NUMBER AND LOAN NUMBER AND XXXXXXXXXX
AUTHORIZED SIGNER (PLEASE PRINT) Steve Saleen	SIGNATURE
AUTHORIZED SIGNER (PLEASE PRINT)	SIGNATURE x
MONTHLY DEBIT DATE * 1st of the Month	EFFECTIVE DATE OF AUTHORIZATION 2/25/2021

*Payment will be debited on the scheduled due date. If this date is not a business day, the payment will be debited from the account on the following business day, commencing not less than thirty (30) days from the date the authorization is granted and received by Union Bank.

B. ACCOUNT HOLDER AUTHORIZATION (please select a box below and complete the applicable sections)

☐ **Union Bank Accounts:** The undersigned account holder, hereinafter called Account Holder, hereby authorizes Union Bank's automatic deduction from its account at Union Bank designated below and hereby agrees to the terms and conditions set forth herein.

DEPOSITORY INSTITUTION MUFG Union Bank, N.A.	BRANCH NAME
NAME OF ACCOUNT HOLDER Steve Saleen	CHECKING ACCOUNT NUMBER XXXXXXXXXX
AUTHORIZED SIGNER (PLEASE PRINT) Steve Saleen	SIGNATURE
AUTHORIZED SIGNER (PLEASE PRINT)	SIGNATURE x

☐ **Other Depository Institution:** The undersigned account holder, hereinafter called Account Holder, hereby authorizes Union Bank's automatic deduction from the account designated below at the depository institution named below ("Depository") and hereby agrees to the terms and conditions set forth herein.

DEPOSITORY INSTITUTION	BRANCH NAME	
CITY	STATE	ZIP CODE
TRANSIT/ABA NUMBER	CHECKING ACCOUNT NAME	
NAME OF ACCOUNT HOLDER	CHECKING ACCOUNT NUMBER	
AUTHORIZED SIGNER (PLEASE PRINT) Steve Saleen	SIGNATURE	

The authorization set forth above allows Union Bank to debit Account Holder's account at Union Bank or Depository, as applicable, for Borrower's regularly scheduled loan payments, (as per the monthly billing statement) including impound accounts, if any, for the above referenced loan. This authorization supersedes any prior authorization.

This authorization is to remain in full force and effect until Union Bank has received written notification from Account Holder of its termination at such time and manner as to afford Union Bank and Depository, as applicable, a reasonable opportunity to act on it. Account Holder may only revoke this authorization by notifying Union Bank in writing at the address below:

MUFG UNION BANK, N.A.
Commercial Loan Operations Department
P.O. Box 30115
Los Angeles, CA 90030-0115
Phone: 1-800-999-7578

This authorization is governed by all applicable laws and regulations and Account Holder will comply with all such laws and regulations.

U.S. SMALL BUSINESS ADMINISTRATION PAYCHECK PROTECTION PROGRAM

NOTE

SBA Loan #:	XXXXXXXXXX
SBA Loan Name:	Paycheck Protection Program
Loan Date:	2/25/2021
Loan Amount:	$ 894111.10
Interest Rate:	1.00%
Maturity Date:	2/25/2026
Borrower:	SALEEN AUTOMOTIVE INC
Lender:	MUFG Union Bank, N.A.

This Note represents the Loan (as defined below) made by Lender pursuant to the Paycheck Protection Program (the "PPP"). Borrower confirms and agrees that the Loan is subject in all respects to the Coronavirus Aid, Relief, the Economic Security Act, the Paycheck Protection Program Flexibility Act of 2020, the Economic Aid to Hard-Hit Small Businesses, Nonprofits, and Venues Act (Economic Aid Act) (Pub. L. 116-260), and all other laws, rules, regulations, requirements procedures, applications, forms and guidance concerning the PPP in effect as of the date of this Loan or as from time to time enacted, promulgated or issued after the date of this Loan by United States Congress or any other governmental authorities, including by the SBA and the U.S. Department of Treasury (the "PPP Regulations"), including, without limitation, all PPP Regulations applicable to permitted uses of loan proceeds and loan forgiveness.

1. PROMISE TO PAY

In return for the Loan, Borrower promises to pay to the order of Lender the Loan Amount, plus interest on the unpaid principal balance, and all other amounts required by this Note.

2. DEFINITIONS

"Loan" means the loan evidenced by this Note.

"Loan Documents" means the documents related to this Loan signed by Borrower, including the Borrower Application Form for the Paycheck Protection Program, the Use of Proceeds Certificate and Loan Funding Instruction, Borrower Certificate, Loan forgiveness application and any and all other certificates, attestations and applications executed and delivered by Borrower in connection with this Note.

"SBA" means the Small Business Administration, an Agency of the United States of America.

3. PAYMENT TERMS

Borrower must make all payments at the place Lender designates. The payment terms for this Note are:

Deferral Period: No payments are due on this Loan during the deferral period applicable under the PPP Regulations (the "Deferral Period"). Borrower agrees, consents and acknowledges that the applicable Deferral Period will be determined in accordance with the PPP Regulations and such Deferral Period shall apply to this Loan in all respects. Interest will continue to accrue during the Deferral Period.

Loan Forgiveness: Borrower may apply to Lender for forgiveness of the amounts due on this Loan pursuant to and in accordance with the PPP Regulations, and such further processes, procedures and requirements as may be imposed from time to time by the SBA or Lender.

Maturity: This Note will mature five years from the date of this Note (the "Maturity Date").

Repayment Terms:

Interest Rate: The interest rate on this Note is one percent per year. The interest rate is fixed and will not be changed during the life of the Loan.

Installment Payments Following Deferral Period: Borrower must pay principal and interest payments in equal monthly installment payments following the end of the Deferral Period. Payments are due starting on the first day of each month, commencing on the first day of the month immediately following the end of the Deferral Period and continuing until the Maturity Date.

Application of Installment Payments: Lender will apply each installment payment first to pay interest accrued to the day Lender received the payment, then to bring principal current, and will apply any remaining payment amount to further reduce principal.

Payment at Maturity: All remaining principal and accrued interest is due and payable on the Maturity Date.

Loan Prepayment: Notwithstanding any provision in this Note to the contrary, subject to any PPP Regulations regarding prepayment, including if the Loan is sold by Lender on the secondary loan market, **Borrower may prepay this Note at any time without penalty.**

4. DEFAULT

Borrower is in default under this Note if Borrower does not make a payment when due under this Note, or if Borrower:

A. Fails to do anything required by this Note and other Loan Documents or otherwise fails to comply with any provision of this Note and other Loan Documents;

B. Defaults on any other loan with Lender;

C. Does not disclose, or anyone acting on its behalf does not disclose, any material fact to Lender or SBA;

D. Makes, or anyone acting on its behalf makes, (i) a materially false or misleading representation to Lender or SBA or (ii) a false or incorrect representation, statement or certification in any certificate or other certification required by or delivered in connection with this Note or any other Loan Documents;

E. Defaults on any loan or agreement with another creditor, if Lender believes the default may materially affect Borrower's ability to pay this Note;

F. Fails to pay any taxes when due;

G. Becomes the subject of a proceeding under any bankruptcy or insolvency law;

H. Has a receiver or liquidator appointed for any part of their business or property;

I. Makes an assignment for the benefit of creditors;

J. Has any adverse change in financial condition or business operation that Lender believes may materially affect Borrower's ability to pay this Note;

K. Reorganizes, merges, consolidates, or otherwise changes ownership or business structure without Lender's prior written consent; or

L. Becomes the subject of a civil or criminal action that Lender believes may materially affect Borrower's ability to pay this Note.

5. LENDER'S RIGHTS IF THERE IS A DEFAULT

Without notice or demand and without giving up any of its rights, Lender may:

A. Require immediate payment of all amounts owing under this Note;

B. Collect all amounts owing from Borrower; or

C. File suit and obtain judgment.

6. LENDER'S GENERAL POWERS

Without notice and without Borrower's consent, Lender may:

A. Incur expenses to collect amounts due under this Note, enforce the terms of this Note or any other Loan Document. Among other things, the expenses may include payments for property taxes, prior liens, insurance, appraisals, environmental remediation costs, and reasonable attorney's fees and costs. If Lender incurs such expenses, it may demand immediate repayment from Borrower or add the expenses to the principal balance; and

B. Release anyone obligated to pay this Note.

7. WHEN FEDERAL LAW APPLIES; GOVERNING LAW AND VENUE

When SBA is the holder, this Note will be interpreted and enforced under federal law, including SBA regulations. As to this Note, Borrower may not claim or assert against SBA any local or state law to deny any obligation, defeat any claim of SBA, or preempt federal law.

When the SBA is not the holder, this Note will be interpreted and enforced under the laws of the State of California. All judicial proceedings arising in or under or related to the Loan, this Note or any of the other Loan Documents may be brought in any state or federal court located in the State of California.

By execution and delivery of this Note, Borrower generally and unconditionally: (a) consents to nonexclusive personal jurisdiction in the State of California;
(b) waives any objection as to jurisdiction or venue in the State of California; (c) agrees not to assert any defense based on lack of jurisdiction or venue in the aforesaid courts; and (d) irrevocably agrees to be bound by any judgment rendered thereby in connection with the Loan, this Loan or the other Loan Documents.

8. SUCCESSORS AND ASSIGNS

Under this Note, Borrower includes its successors, and Lender includes its successors and assigns.

Lender may at any time in its sole discretion assign to one or more assignees all or a portion of its rights and obligations under this Note.

9. OTHER AGREEMENTS AND GENERAL PROVISIONS

A. Borrower understands and agrees, and waives and releases Lender, as follows:

a. Forgiveness of the Loan is only available for the purposes that qualify for forgiveness under the PPP Regulations, and that to obtain forgiveness, Borrower must request it and must provide documentation in accordance with the PPP Regulations, and certify that the amounts Borrower is requesting to be forgiven qualify under the PPP Regulations. Borrower also understands that Borrower shall remain responsible under the Loan for any principal and interest amounts of the Loan not forgiven.

b. Forgiveness is not automatic and Borrower must request it. Borrower is not relying on Lender for its understanding of the requirements for forgiveness such as expenditures eligible

for forgiveness, necessary records/documentation, or possible reductions due to changes in number of employees or compensation. Rather, Borrower will consult the PPP Regulations and SBA's program materials for all forgiveness rules and guidance.

c. Approval of forgiveness of all or a portion of the Loan is not a release of Borrower's liability for failing to comply with the PPP Regulations or the terms of this Note or any other Loan Documents. Borrower acknowledges, agrees and confirms that Borrower will have continuing liability to Lender, the SBA and other governmental authorities, including if it is determined that Borrower was not eligible for all or any portion the Loan, Borrower miscalculated the Loan amount, Borrower misused any Loan proceeds, Borrower is determined to have not been entitled to all or any portion of Loan forgiveness or if Borrower failed to comply with any PPP Regulations.

B. All individuals and entities signing this Note as a "Borrower" are jointly and severally liable for the obligations of Borrower.

C. Borrower waives all suretyship defenses.

D. Borrower must sign all documents necessary at any time to comply with the Loan Documents. All documents signed by Borrower in connection with the Loan Documents, and all information provided by Borrower to Lender in connection with the Loan, are true, accurate and complete in all respects. Neither Borrower, nor anyone acting on Borrower's behalf, has made any materially false or misleading representation, attestation or certification to Lender or SBA in connection with this Loan.

E. Lender may exercise any of its rights separately or together, as many times and in any order it chooses. Lender may delay or forgo enforcing any of its rights without giving up any of them.

F. Borrower may not use an oral statement of Lender or SBA to contradict or alter the written terms of this Note.

G. If any part of this Note is found to be unenforceable, all other parts remain in effect.

H. To the extent allowed by law, Borrower waives all demands and notices in connection with this Note, including presentment, demand, protest, and notice of dishonor. Borrower also waives any defenses based upon any claim that Lender did not obtain any guarantee.

I. Borrower's execution, delivery and performance of this Note and all other Loan Documents have been duly authorized by all necessary corporate action of Borrower. The individual or individuals executing this Note and all other Loan Documents are duly authorized to do so.

J. Borrower hereby indemnifies, holds harmless and releases Lender and its successors and assigns and Lender's and their respective affiliates, subsidiaries, stockholders, directors, officers, employees, agents and other representatives from and against all claims, causes of action, costs, expenses, damages and liabilities that may be instituted or asserted against

any of the foregoing persons as the result of credit having been extended or terminated under this Note or any other Loan Documents or otherwise in connection with or arising out of (a) the transactions contemplated by this Note, the other Loan Documents or the Loan; (b) any representation made by Borrower or its affiliates and agents in connection with this Note, the other Loan Documents or any applications or certifications delivered by Borrower in connection with the Loan; (c) any applications for, processes relating to, decisions or other determinations relating to, or any other actions taken or that may be taken in connection with any forgiveness or requested forgiveness of the Loan (including any determination by Lender or the SBA that Borrower is not entitled to all or a portion of any requested Loan forgiveness); (d) Borrower's failure to comply with the PPP Regulations as may from time to time be in effect; (e) any representations made by or information provided by Lender or its affiliates and agents to Borrower with respect to this Loan, the PPP Regulations or the transactions contemplated hereby or thereby, including with respect to loan forgiveness; and (f) Lender's enforcement of its rights under this Note or any other Loan Documents.

10. FURTHER ASSURANCES

The Loan and this Note are subject in all respects to the PPP Regulations. If after the date of this Note, any further PPP Regulations are promulgated that conflict with the terms of this Note, or if the PPP Regulations mandate a form of note or note terms for loans made under the PPP that differs from this Note or the terms set forth herein (a "Mandated Note"), Borrower agrees to execute any further instruments, including a Mandated Note, and to take such further actions as Lender requests, including exchanging this Note for a Mandated Note, in order to conform the terms of the Loan and this Note to such further PPP Regulations. In the event of any exchange of this Note for a Mandated Note, the Mandated Note shall amend and restate this Note; provided that the Loan date, the disbursement date applicable to the Loan (and related periods under the PPP Regulations) and the maturity date under the Mandated Note shall be the same as applicable to this Note unless the PPP Regulations require updates to such terms.

11. ISSUANCE OF TRANSFERABLE RECORD; IDENTIFICATION OF NOTE HOLDER; CONVERSION FROM ELECTRONIC NOTE TO PAPER-BASED NOTE

A. Borrower expressly states that Borrower has signed this electronically created Note (the "Electronic Note") using an Electronic Signature. By doing this Borrower is indicating that Borrower agrees to the terms of this Electronic Note. Borrower also agrees that this Electronic Note may be Authenticated, Stored and Transmitted by Electronic Means (as defined in Section 11(F)), and will be valid for all legal purposes, as set forth in the *Uniform Electronic Transactions Act*, as enacted in the jurisdiction where the Borrower is located ("UETA"), the *Electronic Signatures in Global and National Commerce Act* ("E-SIGN"), or both, as applicable. In addition, Borrower agrees that this Electronic Note will be an effective, enforceable and valid Transferable Record (as defined in Section 11(F)) and may be created, authenticated, stored, transmitted and transferred in a manner consistent with and permitted by the Transferable Records sections of UETA or E-SIGN.

B. Except as indicated in Sections 11 (D) and (E) below, the identity of the Note Holder and any person to whom this Electronic Note is later transferred will be recorded in a registry

maintained by REGISTRY OPERATOR NOT IDENTIFIED or in another registry to which the records are later transferred (the "Note Holder Registry"). The authoritative copy of this Electronic Note will be the copy identified by the Note Holder after loan closing but prior to registration in the Note Holder Registry. If this Electronic Note has been registered in the Note Holder Registry, then the authoritative copy will be the copy identified by the Note Holder of record in the Note Holder Registry or the Loan Servicer (as defined in the Security Instrument) acting at the direction of the Note Holder, as the authoritative copy. The current identity of the Note Holder and the location of the authoritative copy, as reflected in the Note Holder Registry, will be available from the Note Holder or Loan Servicer, as applicable. The only copy of this Electronic Note that is the authoritative copy is the copy that is within the control of the person identified as the Note Holder in the Note Holder Registry (or that person's designee). No other copy of this Electronic Note may be the authoritative copy.

C. If Section 11 (B) fails to identify a Note Holder Registry, the Note Holder (which includes any person to whom this Electronic Note is later transferred) will be established by, and identified in accordance with, the systems and processes of the electronic storage system on which this Electronic Note is stored.

D. Borrower expressly agrees that the Note Holder and any person to whom this Electronic Note is later transferred shall have the right to convert this Electronic Note at any time into a paper-based Note (the "Paper-Based Note"). In the event this Electronic Note is converted into a Paper-Based Note, Borrower further expressly agrees that: (i) the Paper- Based Note will be an effective, enforceable and valid negotiable instrument governed by the applicable provisions of the *Uniform Commercial Code* in effect in the jurisdiction where the Borrower is located; (ii) signing of this Electronic Note will be deemed issuance and delivery of the Paper-Based Note; (iii) the printing of the representation of Borrower's Electronic Signature upon the Paper-Based Note from the system in which the Electronic Note is stored will be Borrower's original signature on the Paper-Based Note and will serve to indicate the present intention to authenticate the Paper-Based Note; (iv) the Paper-Based Note will be a valid original writing for all legal purposes; and (v) upon conversion to a Paper-Based Note, the obligations in the Electronic Note shall automatically transfer to and be contained in the Paper-Based Note, and Borrower intend to be bound by such obligations.

E. Any conversion of this Electronic Note to a Paper-Based Note will be made using processes and methods that ensure that: (i) the information and signatures on the face of the Paper-Based Note are a complete and accurate reproduction of those reflected on the face of this Electronic Note (whether originally handwritten or manifested in other symbolic form); (ii) the Note Holder of this Electronic Note at the time of such conversion has maintained control and possession of the Paper-Based Note; (iii) this Electronic Note can no longer be transferred to a new Note Holder; and (iv) the Note Holder Registry (as defined above), or any system or process identified in Section 11 (C) above, shows that this Electronic Note has been converted to a Paper-Based Note, and delivered to the then-current Note Holder. (F) The following terms and phrases are defined as follows: (i) "Authenticated, Stored and Transmitted by Electronic Means" means that this Electronic Note will be identified as the Note that Borrower signed, saved, and sent using electrical, digital, wireless, or similar technology; (ii) "Electronic Record" means a record created, generated, sent, communicated, received, or stored by electronic means; (iii) "Electronic Signature" means an electronic

symbol or process attached to or logically associated with a record and executed or adopted by a person with the intent to sign a record; (iv) "Record" means information that is inscribed on a tangible medium or that is stored in an electronic or other medium and is retrievable in perceivable form; and (v) "Transferable Record" means an electronic record that: (a) would be a note under Article 3 of the *Uniform Commercial Code* if the electronic record were in writing and (b) Borrower, as the issuer, have agreed is a Transferable Record.

12. BORROWER'S NAME AND SIGNATURE

By signing below, each individual or entity executing this Note as "Borrower" becomes obligated under this Note as Borrower.

BORROWER:

By: ______________________ 2/25/2021
Date

Steve Saleen
Print Name

Authorized Signer
Title

USE OF PROCEEDS CERTIFICATE
AND LOAN FUNDING INSTRUCTION

This Use of Proceeds Certificate and Loan Funding Instruction is dated as of the date set forth below and is delivered to MUFG Union Bank, N.A. Bank ("Lender") in connection with the loan (the "Loan") to be made by Lender to the undersigned borrower ("Borrower") pursuant to the Paycheck Protection Program (the "PPP") and guaranteed by the Small Business Administration (the "SBA").

The undersigned, on his, her or its own behalf or as a duly elected, qualified and acting officer of Borrower, certifies to Lender that Borrower will use the Loan proceeds of
$ **894111.10** for the purposes specified below:

$	for uses permitted by the PPP Regulations (as defined in the Note evidencing the Loan) ("Borrower Expenditures")
$	to Refinance eligible SBA Economic Injury Disaster (EIDL) Loan Number ("EIDL Refinance")

Borrower hereby instructs Lender to fund the proceeds of the Loan as follows:

$	reflecting Borrower Expenditures directly into Borrower's account number XXXXXXXXX with Lender
$	directly to Lender for Lender to pay to the SBA the amount of the EIDL Refinance

IN WITNESS WHEREOF, the undersigned has executed this Use of Proceeds Certificate on his, her or its own behalf or as a duly elected, qualified and acting officer of Borrower, as of the date set forth below.

BORROWER:

_______________________ 2/25/2021
Date

Steve Saleen
Print Name

Authorized Signer
Title

BORROWER CERTIFICATE

This Borrower Certificate is dated as of the date set forth below and is delivered to MUFG Union Bank, N.A. Bank ("Lender") in connection with the loan (the "Loan") to be made by Lender to the undersigned borrower ("Borrower") pursuant to the Paycheck Protection Program (the "PPP") and guaranteed by the Small Business Administration (the "SBA").

The undersigned, on his, her or its own behalf or as a duly elected, qualified and acting officer of Borrower, certifies to Lender follows:

1. Borrower acknowledges that if Borrower defaults on the Loan, SBA may be required to pay Lender under the SBA guarantee, and SBA may then seek recovery on the Loan (to the extent any balance remains after loan forgiveness).

2. Borrower will keep books and records in a manner satisfactory to Lender, furnish financial statements as requested by Lender, and allow Lender and SBA to inspect and audit books, records and papers relating to Borrower's financial or business condition.

3. All of the certifications made by Borrower in the Paycheck Protection Program Borrower Application Form ("Borrower Application") executed and delivered to Lender are true and correct in all respects as of the date of this Borrower Certificate.

4. Borrower attests to the accuracy of any and all unaudited financial statements, bank statements and/or filed or unfiled tax returns provided to Lender in connection with the Borrower Application.

5. The resolutions attached to this Borrower Certificate as Exhibit A are a full, true and correct copy of the resolutions adopted by the Borrower's board of directors or other applicable governing body, and said resolutions have not been in any way modified, repealed, rescinded, amended or revoked.

IN WITNESS WHEREOF, the undersigned has executed this Borrower Certificate on his, her or its own behalf or as a duly elected, qualified and acting officer of Borrower, as of the date set forth below.

BORROWER:

______________________________	2/25/2021
	Date
Steve Saleen	Authorized Signer
Print Name	Title

Exhibit A
to
Borrower Certificate

RESOLVED, that
("Borrower") be, and hereby is, authorized to borrow from MUFG Union Bank, N.A. Bank ("Lender")

$ 894111.10

pursuant to a loan to be made by Lender pursuant to the Paycheck Protection Program.

RESOLVED FURTHER, that any officer of Borrower be, and he or she is hereby authorized, directed and empowered, in the name of Borrower, to execute and deliver to Lender all applications, notes, and other documents and instruments providing for such loan and evidencing such loan, with interest thereon, and said officers are authorized from time to time to execute renewals, extensions and/or amendments of said applications, notes and other documents and instruments, all in such form as said officers may approve, and the execution thereof by said authorized officers shall be conclusive evidence of such approval.

RESOLVED FURTHER, that any and all acts authorized pursuant to these resolutions and performed prior to the passage of these resolutions are hereby ratified and approved, and that Lender may conclusively rely upon a certified copy of these resolutions as to the officers of Borrower and continue to conclusively rely on such certified copy of these resolutions for all past, present and future transactions until written notice of any change hereto or thereto is given to Lender by Borrower by certified mail, return receipt requested.